EXHIBIT 23

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                         CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in this Registration Statement of PHS Bancorp, Inc. on Form S-8 of our report dated January 29, 1999 appearing in the Annual Report on Form 10-K of PHS Bancorp, Inc. for the year ended December 31, 1998.






/s/ S. R. Snodgrass, A.C.
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S.R. Snodgrass, A.C.

Wexford, PA
March 16, 1999